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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported)
                                 April 11, 2002

                              Swift Energy Company
                           (Exact Name of Registrant)

                                      Texas
                            (State of Incorporation)

01-8754                                                   74-2073055
(Commission File No.)                          (IRS Employer Identification No.)


16825 Northchase Drive, Suite 400, Houston Texas          77060
(Address of Principal Executive Offices)                  (Zip Code)


                                 (281) 874-2700
                         (Registrant's Telephone Number)


                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5.  OTHER EVENTS

         Effective April 11, 2002, Swift Energy Company entered into an Underwriting Agreement with Credit Suisse First Boston Corporation, pursuant to which Swift proposes to issue $200 million aggregate principal amount of 93/8% Senior Subordinated Notes due 2012 (the "Notes"). The net proceeds from the sale of the Notes are expected to be approximately $195 million. Swift intends to use these net proceeds to repay a significant portion of the outstanding indebtedness under its bank credit facility.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements - Not Applicable

         (b)  Pro Forma Financial Information - Not Applicable

         (c)  Exhibits



              EXHIBIT NO.                  EXHIBIT

                 25.1         Form T-1 Statement of Eligibility of Trustee



                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2002

                                      SWIFT ENERGY COMPANY



                                      By: /s/ Alton D. Heckaman, Jr.
                                          --------------------------------------
                                              Alton D. Heckaman, Jr.
                                              Senior Vice President - Finance,
                                              Chief Financial Officer